Exhibit 5.1

SILICON VALLEY
ANN ARBOR
AUSTIN
BEIJING
BOSTON
LOS ANGELES
NEW YORK
SAN DIEGO
SAN FRANCISCO
SÃO PAULO
SINGAPORE

January 19, 2024

MediciNova, Inc.

4275 Executive Square, Suite 300

La Jolla, California 92037

Re:	Post-Effective Amendment No. 1 to Registration Statements on Form S-8 (File Nos. 333-264938, 333-232239, 333-219491, and 333-190490)

Ladies and Gentlemen:

We have acted as counsel to MediciNova, Inc., a Delaware corporation (the “Company”), in connection with the Post-Effective Amendment No. 1 to Registration Statements No. 333-264938, 333-232239, 333-219491, and 333-190490 on Form S-8 (the “Post-Effective Amendment”), to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), equal to (i) shares subject to awards granted under the Company’s 2013 Equity Incentive Plan (the “2013 Plan”) that were outstanding at 11:59 p.m. Pacific Time on April 21, 2023 (the “Prior Plan Expiration Date”) and are subsequently forfeited, expire or lapse unexercised or unsettled and shares issued pursuant to awards granted under the 2013 Plan that were outstanding at 11:59 p.m. on the Prior Plan Expiration Date and are subsequently forfeited to or reacquired by the Company and (ii) shares reserved under the 2013 Plan that were not issued or subject to outstanding awards under the 2013 Plan at 11:59 p.m. on the Prior Plan Expiration Date (such shares of Common Stock collectively, the “Shares”), to be granted under the Company’s 2023 Equity Incentive Plan (the “2023 Plan”).

In connection with this opinion, we have reviewed the actions proposed to be taken by you in connection with the issuance and sale of the Shares to be issued under the 2023 Plan. We have also examined and relied upon the Post-Effective Amendment and the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. With your consent, we have relied upon certificates and other assurances of officers of the Company as to factual matters without having independently verified such factual matters. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

This opinion is being furnished in connection with the requirements of Item 601(b)(5)(i) of Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Post-Effective Amendment, other than as expressly stated herein with respect to the issue of the Shares. Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion herein is expressed solely with respect to the federal laws of the United States and the General Corporation Law of the State of Delaware (the “DGCL”). Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

GUNDERSON DETTMER STOUGH VILLENEUVE FRANKLIN & HACHIGIAN, LLP

3570 Carmel Mountain Road, Suite 200 | San Diego, CA 92130 | gunder.com

Based upon and subject to the foregoing, we advise you that, in our opinion, when the Shares have been issued and sold by the Company pursuant to the applicable provisions of the 2023 Plan and pursuant to the agreements which accompany the 2023 Plan, and in accordance with the Post-Effective Amendment, such Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

GUNDERSON DETTMER STOUGH VILLENEUVE FRANKLIN & HACHIGIAN, LLP